United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2007

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive
Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On February 8, 2007, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) announced that effective February 4, 2007, its Australian subsidiary Stargames Corporation Pty. Limited (“Stargames”) and Elixir Group Limited (“Elixir”), a subsidiary of Melco International Development Limited (“Melco”), have jointly terminated their Asia Representative Agreement dated April 11, 2006 (the “Agreement”). Both Shuffle Master and Melco were parties to the now terminated Agreement.

The Agreement would have established a gaming technology alliance whereby the two companies would develop localized gaming technologies for legalized gaming jurisdictions in Asia and would have included an exclusive distributorship of the existing gaming products of Stargames to specified Asian customers. The alliance also provided for the potential co-funding of a research and development center and the potential establishment by Elixir of a manufacturing facility located in mainland China. Both parties have since agreed that their respective business objectives in Asia would be better pursued through different commercial arrangements.

The Deed of Termination is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                                Deed of Termination, dated February 4, 2007, among Shuffle Master, Inc., Stargames Corporation Pty Ltd, Melco International Development Limited and Elixir Group Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	February 8, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer